Mitek Announces CEO Transition

Scott Carter, Previous Executive Chair of the Board and
Current Chairman of the Board, Appointed Interim CEO

Search Underway to Identify Permanent CEO

SAN DIEGO, CA, May 13, 2024 – Mitek (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and digital fraud prevention, today announced that the Company’s Board of Directors has appointed Scott Carter as Interim CEO, effective June 1, 2024. The Company will terminate the employment of Mitek’s current CEO, Max Carnecchia, on May 31, 2024. At the request of the Board, Mr. Carnecchia will remain a member of the Board of Directors and be available to assist with the CEO transition process. The Board has engaged the services of a leading global executive search firm and has commenced the search for a new CEO.

“Mitek is well positioned to enter its next phase of growth,” said Donna Wells, Mitek’s Nominating and Governance Committee Chairperson. “Now that Mitek has successfully navigated through a period of delayed SEC filings, the Board of Directors determined that putting new leadership in place would provide the best path forward to realize those significant opportunities.”

“While we conduct our search for a new CEO, Scott’s highly successful track record across multiple segments of the identity and financial services industry, deep knowledge of Mitek, and strong operational skills make him the ideal executive to lead a seamless transition for the Company,” said Wells.

Scott Carter is a highly experienced technology leader with a proven track record for accelerating growth in identity and financial technology organizations. In his role as Executive Chairman of Mitek in 2023, Scott was deeply involved in Mitek's daily operations, engaging directly with customers and partners. Consequently, he has a deep understanding of the Company and well established relationships with leaders and teams across the Company. He will hit the ground running, benefiting from the company specific knowledge and experience necessary to successfully lead the Company while the search for a new CEO is conducted.

Scott Carter said, “Mitek’s recent product innovations, including Check Fraud Defender, MiVIP, MiPass, and ID R&D biometrics, are gaining market acceptance, positioning us well for continued profitable growth. I believe deeply in our vision and look forward to working with the leadership team and partners to continue strengthening our business and driving growth through operational discipline and execution. My focus will be on our people, our operations, and our customers, working together to advance our strategy.”

Wells concluded, “On behalf of the Board, we are deeply grateful for Max’s many contributions to Mitek over the past five-plus years. Max was instrumental in establishing and growing Mitek’s identity and fraud management business, which will form the foundation for our future success.”

“Working with our amazing employees, customers, and partners through a period of tremendous change and growth has been an honor,” said Max Carnecchia. “I am proud of the leading identity and fraud management offerings we have built, which positions the Company well for the future.”

Kimberly S. Stevenson will become the lead independent director on June 1, 2024.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. Trusted by 99% of U.S. banks for mobile check deposits and
7,900 of the world’s largest organizations, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s search for a new CEO, Mr. Carter’s ability to promote a seamless transition and his ability to successfully lead the Company, the Company’s profitable growth and strategy, including the next phase of growth, the best path for growth and driving profitable growth, the Company’s ability to strengthen its business and the Company’s future growth, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the SEC on March 19, 2024 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com